FOR IMMEDIATE RELEASE

Contact: Beacon Power Corporation
978-694-9121

James Spiezio
spiezio@beaconpower.com

Gene Hunt
hunt@beaconpower.com

BEACON POWER RESPONDS TO COMPLAINT FILED BY ARETE POWER, INC.

WILMINGTON, Mass., October 15, 2007 - Beacon Power Corporation (NASDAQ: BCON) today announced that it believes that the complaint filed by Arete Power, Inc., a Reno, Nevada-based company, alleging that Beacon infringed Arete patent number 6,710,489, is without merit and that it plans to vigorously defend the lawsuit. Beacon expects to contest, among other things, whether the patent is valid, whether infringement has occurred, and the validity of the patent’s listed inventors.

About Beacon Power
Beacon Power Corporation designs, develops and is taking steps to commercialize advanced products and services to support stable, reliable and efficient electricity grid operation. The Company’s primary business strategy is to commercialize its patented flywheel energy storage technology to perform frequency regulation services on the grid. Beacon’s Smart Energy Matrix, which has been approved for use in three of the country’s five open-bid regulation markets, is designed to be a non-polluting, megawatt-level, utility-grade flywheel-based solution that would provide sustainable frequency regulation services. Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S. For more information, visit www.beaconpower.com.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation’s current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation’s expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; conditions in target markets; no experience manufacturing any product at a commercial level or supplying frequency regulation services on a commercial basis; limited commercial contracts for sales to date; our ability to obtain site interconnection or other construction approvals in a timely manner; the dependence of revenues on the achievement of product and commercialization milestones; the uncertainty of the political and economic climate, and the different electrical grid characteristics and requirements of any foreign countries into which Beacon hopes to sell or operate, including the uncertainty of enforcing contracts, the different market structures, and the potential substantial fluctuation in currency exchange rates in those countries; dependence on third-party suppliers; intense competition from companies with greater financial resources, especially from companies that are already in the frequency regulation market; possible government regulation that would impede the ability to market products or services or affect market size; the complexity and other challenges of arranging project finance and resources for one or more frequency regulation power plants; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; retaining key executives and the possible need in the future to hire and retain key executives; the historical volatility of the Company’s stock price, as well as volatility of the stock price of other companies in the energy sector. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation’s filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements.